UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2014

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 11, 2014, Zynga Inc. (“Zynga” or the “Company”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that, as a result of Messrs. Hoffman and Katzenberg ceasing to be directors of the Company as of June 11, 2014, the Company was no longer in compliance with NASDAQ Listing Rule 5605 (the “Rule”), which requires that the Board of Directors (the “Board”) be comprised of a majority of independent directors, as defined under NASDAQ listing rules. On June 12, 2014, the Company received written notification from NASDAQ confirming that the Company no longer complies with the Rule. The Company has 45 days, or until July 27, 2014, to submit to NASDAQ a plan outlining how it intends to regain compliance with the Rule. Upon acceptance of the Company’s plan, NASDAQ may grant the Company an extension of up to 180 days from the date of the notification, or until December 9, 2014, to regain compliance.

The Board is actively identifying, evaluating and recruiting potential candidates to join the Board. The Company expects to identify and add two independent directors to the Board and regain compliance with the Rule in the coming months.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of the Company’s Class B common stock from 900,000,000 to 200,000,000 shares, and a corresponding increase to the number of authorized shares of the Company’s Class A common stock from 1,100,000,000 to 1,800,000,000 shares. The change in the authorized number of shares of the Company’s Common Stock was effected pursuant to an Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) filed with the Secretary of State of the State of Delaware on June 11, 2014 and was effective as of such date. The foregoing description of the Amendment is qualified in its entirety by the Amended and Restated Charter, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Zynga held its Annual Meeting of Stockholders on June 11, 2014. At the Annual Meeting, Zynga’s stockholders voted on four proposals, each of which is described in more detail in Zynga’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2014. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.

1. Each of the seven nominees for director proposed by the Company was elected to serve until the Company’s 2015 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name:	Votes For	Votes Withheld	Broker Non - Votes
L. John Doerr	2,533,161,768	134,724,430	198,707,872
William “Bing” Gordon	2,533,598,306	134,287,892	198,707,872
Don A. Mattrick	2,540,079,132	127,807,066	198,707,872
Stanley J. Meresman	2,660,268,699	7,617,499	198,707,872
Sunil Paul	2,418,852,865	249,033,333	198,707,872
Mark Pincus	2,520,759,580	147,126,618	198,707,872
Ellen Siminoff	2,488,037,312	179,848,886	198,707,872

2. Stockholders approved an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of the Company’s Class B common stock from 900,000,000 to 200,000,000 shares, and a corresponding increase to the number of authorized shares of the Company’s Class A common stock from 1,100,000,000 to 1,800,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions
2,849,648,312	14,959,354	1,986,404

3. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,394,578,581	272,797,876	509,741	198,707,872

4. Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014. The voting results were as follows:

Votes For	Votes Against	Abstentions
2,808,261,508	56,886,666	1,445,896

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, expectations regarding the timing of curing the non-compliance with NASDAQ Listing Rule 5605(b)(1). These forward-looking statements are subject to a number of risks, uncertainties and assumptions. The Company’s actual results could differ materially from those predicted or implied. More information about the risks Zynga faces is included in its quarterly and annual reports filed with the SEC, copies of which may be obtained at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K. The Company assumes no obligation to update such statements.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: June 13, 2014	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Vice President